                                                                     Exhibit 4.6

                    [FORM OF CAPITAL SECURITY CERTIFICATE]

                           [FORM OF FACE OF SECURITY]

                  [IF THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY,
INSERT: THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate Number                              Aggregate Liquidation Amount
                                         of Capital Securities: $300,000,000

                                                        CUSIP NO. __________


                    Certificate Evidencing Capital Securities

                                       of

                               AFC Capital Trust I


                       8.207% Series B Capital Securities
                (liquidation amount $1,000 per Capital Security)

                  AFC Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________ (the "Holder") is the registered owner of [$__________ in aggregate liquidation amount of Capital Securities of the Trust]* [the aggregate liquidation amount of Capital Securities of the Trust specified in Schedule A hereto.]** representing undivided beneficial interests in the assets of the Trust designated the 8.207% Series B Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). Subject to the Declaration (as defined below), the Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of February 3, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.


---------------------------
*        Insert in Definitive Capital Securities only.
**       Insert in Global Capital Securities only.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.


                  IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of __________, ____.


                                      AFC CAPITAL TRUST I


                                      By:
                                         --------------------------------
                                       Name:
                                       Administrative Trustee


                  PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Capital Securities referred to in the within-mentioned Declaration.

Dated:                  ,

                                      THE CHASE MANHATTAN BANK
                                      as Property Trustee


                                      By:
                                         --------------------------------
                                        Name:
                                        Authorized Officer

                          [FORM OF REVERSE OF SECURITY]

                  Distributions payable on each Capital Security will be fixed at a rate per annum of 8.207% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Except for Distributions which are deferred as provided below, Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

                  Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or duly provided for or, if no Distributions have been paid or duly provided for, from February 3, 1997 and will be payable semi-annually in arrears, on February 15 and August 15 of each year, commencing on August 15, 1997, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end
                                     -------- ----
on a day other than an Interest Payment Date for the Debentures or shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral of payments of interest on the Debentures, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided
                                                                       --------
that such Extension Period, together with all such previous and further
----
extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                  Subject to certain conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time liquidate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

                  The Capital Securities shall be redeemable as provided in the Declaration.

                              ---------------------


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security certificate to:
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)


and irrevocably appoints

------------------------------------------------------------------------------

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___________________________________________________________ agent to transfer this Capital Security certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee***:___________________________________

-----------------
*** Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                    -------------------------------------
                                    Signature


                                    -------------------------------------
                                    Name:

                                   SCHEDULE A*

                  The initial aggregate liquidation amount of Capital Securities evidenced by the Certificate to which this Schedule is attached is $__________ (equivalent to ________ Capital Securities). The notations on the following table evidence decreases and increases in the number of Capital Securities evidenced by such Certificate.


                                                                Liquidation Amount of
         Decrease in             Increase in Liquidation         Capital Securities
    Liquidation Amount of           Amount of Capital           Remaining After Such               Notation by
     Capital Securities                Securities               Decrease or Increase               Registration
--------------------------    --------------------------    --------------------------    --------------------------







----------------------------
*        Append to Global Capital Securities only.

                                      -1-